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                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
        PURSUANT TO SECTION 1350 OF CHAPTER 63 OF THE UNITED STATES CODE
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, in his capacity as chief financial officer of Schweitzer-Mauduit International, Inc. (the "Company"), hereby certifies to the best of his knowledge following reasonable inquiry that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2003, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such periodic report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

By:     /s/  PAUL C. ROBERTS
   ------------------------------------
        Paul C. Roberts
        Chief Financial Officer and Treasurer

November 13, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.